Exhibit 5.1

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022-7650

Tel +1 212 521 5400

Fax +1 212 521 5450

reedsmith.com

June 17, 2022

Qualigen Therapeutics, Inc.

2042 Corte Del Nogal

Carlsbad, CA 92011

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Qualigen Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of a total of 8,161,312 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), including (i) 3,500,000 outstanding shares of Common Stock (the “Issued Shares”) and (ii) 4,661,312 shares of Common Stock (the “Warrant Shares”) that are issuable upon the exercise of certain warrants to purchase shares of Common Stock (the “Warrants”). We are acting as counsel for the Company in connection with the registration of the Shares by the Company.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or conformed copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

This opinion is based solely on the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Issued Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

2. When the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Warrant holders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrants, the issue of the Warrant Shares will have been duly authorized by all necessary corporate action of the Company and the Warrant Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that: (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL; (ii) the Warrants have been duly executed and delivered by the Company and, under the internal laws of the State of New York, constitute valid and legally binding obligations of the Company; and (iii) upon the issue of any of the Warrant Shares, the total number of shares of Common Stock then issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue (a) under its Amended and Restated Certificate of Incorporation and (b) by the board of directors of the Company in connection with the offering contemplated by the Registration Statement.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Reed Smith LLP

REED SMITH LLP